Exhibit 99.3

Castle Oil Corporation and Subsidiaries

Consolidated Financial Statements

Years Ended March 31, 2014, 2013 and 2012

Castle Oil Corporation and Subsidiaries

Independent Auditor’s Report

Board of Directors

Castle Oil Corporation

Harrison, New York

We have audited the accompanying consolidated financial statements of Castle Oil Corporation and Subsidiaries, which comprise the consolidated balance sheets as of March 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended March 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Castle Oil Corporation and Subsidiaries as of March 31, 2014 and 2013, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2014 in accordance with accounting principles generally accepted in the United States.

/s/ BDO USA, LLP

Stamford, CT

June 17, 2014

Castle Oil Corporation and Subsidiaries

Consolidated Balance Sheets

March 31,	2014	2013
Assets
Current:
Cash and cash equivalents	$11,788,000	$12,201,000
Accounts receivable, less allowance for possible losses of $5,250,000 and $5,000,000 (Note 3)	181,121,000	156,503,000
Inventories (Notes 1 and 3)	19,119,000	17,827,000
Deferred income taxes (Note 5)	5,170,000	6,364,000
Prepaid expenses and other current assets	3,384,000	13,324,000

Total current assets	220,582,000	206,219,000
Property and equipment, less accumulated depreciation and amortization (Notes 2 and 4)	23,638,000	24,303,000
Deferred costs and other assets, net	932,000	773,000

Total assets	$245,152,000	$231,295,000

Liabilities and Stockholders’ Equity
Current:
Notes payable to banks (Note 3)	$121,000,000	$107,000,000
Current maturities of long-term debt (Note 4)	9,956,000	1,864,000
Current maturities of loan due to former shareholders (Note 7c)	4,500,000	—
Subordinated loans from shareholders (Note 7b)	7,000,000	—
Accounts payable	18,341,000	19,156,000
Accrued expenses (Note 5)	19,420,000	22,652,000

Total current liabilities	180,217,000	150,672,000
Long-term debt, less current maturities (Note 4)	—	9,956,000
Long-term maturities of loan due to former shareholders (Note 7c)	4,500,000	—
Subordinated loans from shareholders (Note 7b)	—	7,000,000
Deferred income taxes (Note 5)	8,283,000	8,616,000

Total liabilities	193,000,000	176,244,000

Commitments and Contingencies (Notes 8 and 9)
Stockholders’ Equity:
Preferred stock, $100 par, shares authorized 1,500; shares issued 900; shares outstanding 720 in 2014 and 900 in 2013, respectively	90,000	90,000
Class A common stock, $2 par, shares authorized and issued 1,000; shares outstanding 800 in 2014 and 1,000 in 2013, respectively	2,000	2,000
Class B nonvoting common stock, $2 par, shares authorized and issued 9,000; shares outstanding 7,200 in 2014 and 9,000 in 2013, respectively	18,000	18,000
Additional paid-in capital	26,000	26,000
Retained earnings	62,872,000	54,915,000
Accumulated other comprehensive income	3,000	—

	63,011,000	55,051,000
Less 2,180 shares of preferred and common stock in treasury, at cost in 2014 (180 preferred shares, 200 Class A common shares, and 1,800 Class B nonvoting shares (Note 7c)	(10,859,000)	—

Total stockholders’ equity	52,152,000	55,051,000

Total liabilities and stockholders’ equity	$245,152,000	$231,295,000

See accompanying notes to consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Consolidated Statements of Income

Years ended March 31,	2014	2013	2012
Net sales	$862,061,000	$792,069,000	$589,621,000
Cost of sales	796,661,000	729,459,000	542,952,000

Gross profit before other operating income	65,400,000	62,610,000	46,669,000
Other operating income - thruput and storage charges	1,950,000	2,958,000	2,839,000

Total gross profit	67,350,000	65,568,000	49,508,000

Operating expenses:
Delivery and terminal	21,327,000	19,674,000	17,503,000
Selling, general and administrative	25,668,000	22,576,000	20,261,000
Depreciation and amortization (Note 2)	2,248,000	2,215,000	2,936,000

Total operating expenses	49,243,000	44,465,000	40,700,000

Income from operations before other income (expense)	18,107,000	21,103,000	8,808,000

Other income (expense):
Interest and other income	474,000	541,000	356,000
Interest expense	(3,439,000)	(2,930,000)	(3,136,000)

Total other income (expense), net	(2,965,000)	(2,389,000)	(2,780,000)

Income before income tax expense	15,142,000	18,714,000	6,028,000
Income tax expense (Note 6)	7,185,000	8,819,000	2,983,000

Net income	$7,957,000	$9,895,000	$3,045,000

See accompanying notes to consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Consolidated Statements of Comprehensive Income

Years ended March 31,	2014	2013	2012
Net income	$7,957,000	$9,895,000	$3,045,000
Unrealized gain (loss) on cash flow hedging transactions	6,000	(212,000)	212,000
Related tax effect on unrealized (loss) gain	(3,000)	100,000	(100,000)

Comprehensive income	$7,960,000	$9,783,000	$3,157,000

See accompanying notes to consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

	Preferred stock	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Treasury stock	Total
Balance at March 31, 2011	$90,000	$20,000	$26,000	$42,575,000	$—	$—	$42,711,000
Net income	—	—	—	3,045,000	—	—	3,045,000
Unrealized gain - hedging	—	—	—	—	112,000	—	112,000
Dividends declared	—	—	—	(250,000)	—	—	(250,000)

Balance at March 31, 2012	90,000	20,000	26,000	45,370,000	112,000	—	45,618,000
Net income	—	—	—	9,895,000	—	—	9,895,000
Unrealized loss - hedging	—	—	—	—	(112,000)	—	(112,000)
Dividends declared	—	—	—	(350,000)	—	—	(350,000)

Balance at March 31, 2013	90,000	20,000	26,000	54,915,000	—	—	55,051,000
Net income	—	—	—	7,957,000	—	—	7,957,000
Unrealized gain - hedging	—	—	—	—	3,000	—	3,000
Purchase of preferred and common stock for treasury	—	—	—	—	—	(10,859,000)	(10,859,000)

Balance at March 31, 2014	$90,000	$20,000	$26,000	$62,872,000	$3,000	$(10,859,000)	$52,152,000

See accompanying notes to consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Consolidated Statements of Cash Flows

Years ended March 31,	2014	2013	2012
Cash flows from operating activities
Net income	$7,957,000	$9,895,000	$3,045,000

Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,248,000	2,215,000	2,936,000
Deferred income taxes	861,000	(1,715,000)	4,680,000
Provision for losses on accounts receivable	250,000	75,000	(75,000)
Changes in assets and liabilities:
Accounts receivable	(24,868,000)	(45,953,000)	14,804,000
Inventories	(1,292,000)	8,907,000	(8,736,000)
Prepaid expenses and other current assets	9,940,000	(5,994,000)	(5,348,000)
Accounts payable	(815,000)	8,959,000	(2,168,000)
Accrued expenses	(3,229,000)	11,310,000	(8,860,000)

Total adjustments	(16,905,000)	(22,196,000)	(2,767,000)

Net cash (used in) provided by operating activities	(8,948,000)	(12,301,000)	278,000

Cash flows from investing activities
Purchase of property and equipment	(1,270,000)	(924,000)	(1,205,000)
Payment for intangibles	—	—	(272,000)

Net cash used in investing activities	(1,270,000)	(924,000)	(1,477,000)

Cash flows from financing activities
Proceeds from short-term debt	14,000,000	20,500,000	(1,500,000)
Long-term debt repayments	(1,864,000)	(1,364,000)	(1,614,000)
Payments to former shareholders	(1,700,000)	—	—
Deferred financing costs and other	(631,000)	—	—

Net cash provided by (used in) financing activities	9,805,000	19,136,000	(3,114,000)

Net (decrease) increase in cash and cash equivalents	(413,000)	5,911,000	(4,313,000)
Cash and cash equivalents, beginning of year	12,201,000	6,290,000	10,603,000

Cash and cash equivalents, end of year	$11,788,000	$12,201,000	$6,290,000

Supplemental disclosures of cash flows information:
Cash paid for:
Interest	$3,340,000	$2,862,000	$3,116,000
Income taxes	$8,334,000	$2,200,000	$1,940,000
Supplemental disclosures of noncash financing activities:
Purchase of preferred and common stock for treasury	$9,000,000	$—	$—
Dividends	$—	$350,000	$250,000

See accompanying notes to consolidated financial statements.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Accounting Policies

Business

Castle Oil Corporation and its subsidiaries (the “Company”) are independent distributors of heating oil and motor fuels in the New York metropolitan area. The Company operates a deep-water oil terminal in the New York City harbor. It also provides oil burner repair service for its customers and sells natural gas in certain parts of the New York metropolitan area. The Company’s primary customers include large institutions, businesses and residences, as well as wholesale sales to other fuel oil suppliers.

Principles of Consolidation

The consolidated financial statements include the accounts of Castle Oil Corporation and its wholly-owned subsidiaries. All intercompany accounts and material transactions are eliminated.

Inventories

Inventories consisting primarily of fuel oil are stated at the lower of cost (last-in, first-out) or market. Inventories would have been higher by $13,665,000 at March 31, 2014 and $14,773,000 at March 31, 2013 had the first-in, first-out inventory method been used.

Property and Equipment and Depreciation and Amortization

Assets are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and the resulting gain or loss is included in operations.

Depreciation and amortization is computed over the estimated useful lives of the assets by straight-line and accelerated methods for financial reporting purposes as follows:

Years
Buildings and improvements	5-40
Terminals and improvements	7-30
Office equipment and furniture	5-10
Machinery and equipment	5-7
Transportation equipment	3-7

For income tax purposes, depreciation is computed using statutory recovery methods.

Intangible Assets and Amortization

Intangible assets, consisting principally of deferred costs incurred in connection with debt agreements are amortized using the straight-line method over their estimated useful lives.

Amortization expense for the years ended March 31, 2014, 2013 and 2012 amounted to $313,000, $295,000 and $1,034,000, respectively.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Accounting Policies (continued)

Taxes on Income

Deferred income taxes are provided on the differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods.

The Company files its tax returns on a December 31 fiscal year, while it uses a March 31 fiscal year for financial reporting.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all investments purchased with an initial maturity of three months or less to be cash equivalents.

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments and trade accounts receivable. The Company’s cash investments are placed with high credit quality financial institutions and may exceed the amount of federal deposit insurance. Concentrations of credit risk with respect to trade receivables are with large institutions, governmental entities, businesses and homeowners. The Company reviews a customer’s credit history before extending credit. The Company establishes an allowance for possible losses based on factors surrounding the credit risk of specific customers, historical trends, general economic conditions and other information.

Concentration of Suppliers

The Company purchased 69% of oil inventories from three suppliers in fiscal year 2014 and 62% from four suppliers in fiscal year 2013. Management has determined that favorable pricing and greater assurance of available supply are available for large, regularly-scheduled purchases and believes there is no business vulnerability regarding these suppliers’ concentrations as the inventory is available from other sources.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Accounting Policies (continued)

Uses of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risk Management and Financial Instruments

The Company uses derivative financial instruments to reduce its exposure to changes in commodity prices and interest rates. These instruments consist primarily of heating oil futures contracts traded on the New York Mercantile Exchange and interest rate swap agreements with major financial institutions. Management uses these financial instruments to reduce the risks of loss associated with adverse changes in commodity prices and interest rates. While these instruments are subject to the risk of loss from changes in commodity prices and interest rates, those losses would be offset by gains on the related assets and liabilities. The Company has established a control environment which includes policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities.

Futures contracts used to hedge inventories are treated as fair value hedges. Periodic changes in the market value of such contracts, as well as realized gains and losses, are included in cost of sales. Losses (gains) related to futures contracts that were recognized in the consolidated statements of income for the years ended March 31, 2014, 2013 and 2012 were $1,177,000, $(5,018,000) and $(2,306,000), respectively.

Futures contracts used to hedge heating oil sales commitments are reported as cash flow hedges, with periodic changes in market value reported as comprehensive income (loss). The gain (loss) reclassified from accumulated other comprehensive income (loss) is recorded in cost of sales. The gain (loss) for such contracts for the years ended March 31, 2014, 2013 and 2012 had no material impact on earnings.

The Company recognizes all derivatives as either assets or (liabilities) in the statement of financial position and measures those instruments at fair value. As of March 31, 2014 and 2013, the fair values of derivative instruments were included in accrued expenses. If the Company enters into futures contracts which do not qualify for hedge accounting, gains or losses arising from these transactions are included in cost of sales for oil futures contracts and interest expense for interest rate swaps.

At March 31, 2014 and 2013, the fair value of outstanding derivative instruments relating to inventory hedges was as follows:

	2014	2013
Fair value hedges	$(57,000)	$(160,000)

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

1. Summary of Accounting Policies (continued)

Risk Management and Financial Instruments (continued)

In addition, the Company had open derivatives (consisting of interest rate swaps and oil futures contracts) not qualifying for hedge treatment with aggregate values of $0 and $(947,000) at March 31, 2014 and 2013, respectively, which are included in accrued expenses.

Financial Accounting Standards Board (“FASB”) ASC 820-10, Fair Value Measurements and Disclosures, established a three-tier fair value hierarchy, which classified the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The market prices used to value the Company’s energy derivatives have been determined using the New York Mercantile Exchange (“NYMEX”) and independent third party prices. All derivative instruments were non-trading positions. The Company’s positions in heating oil futures contracts are considered Level 1 inputs while positions in interest-rate swaps are considered Level 2 inputs.

Fair Value of Financial Instruments

The fair value of the Company’s long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements. There was no difference between the carrying values and fair values of the Company’s long-term debt. The fair value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other current assets, and accounts payable approximate cost because of their short term maturities.

Revenue Recognition

All of the following must occur before the Company recognizes revenue: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred, or services have been rendered; (3) the price is fixed or determinable; and (4) collectability is reasonably assured.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

2. Property and Equipment

Major classifications of property and equipment are as follows:

March 31,	2014	2013
Terminals and improvements	$34,200,000	$33,716,000
Office equipment and furniture	7,997,000	7,949,000
Transportation equipment	5,492,000	5,344,000
Buildings and improvements	4,994,000	4,744,000
Machinery and equipment	2,323,000	2,209,000
Construction in progress	226,000	—

	55,232,000	53,962,000
Less accumulated depreciation and amortization	38,513,000	36,578,000

	16,719,000	17,384,000
Land	6,919,000	6,919,000

	$23,638,000	$24,303,000

Depreciation and amortization expense, excluding amortization of deferred costs, for the years ended March 31, 2014, 2013 and 2012 amounted to $1,935,000, $1,920,000 and $1,902,000, respectively.

3. Notes Payable to Banks

The Company has a committed line of credit agreement with a consortium of banks through December 28, 2014. Under the agreement the Company may borrow up to $225,000,000 during its peak season of operations. Borrowings under this agreement are collateralized by accounts receivable, inventories, equipment, customer lists and other intangible assets. The agreement also provides for various financial ratios to be maintained, all of which the Company was in compliance with at March 31, 2014. At March 31, 2014 and 2013, direct borrowings were $121,000,000 and $107,000,000, respectively. The weighted average interest rate of borrowings at March 31, 2014 and 2013 was 3.63% and 3.58%, respectively. At March 31, 2014 and 2013, outstanding letters of credit were $3,875,000 and $3,500,000, respectively.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

4. Long-term Debt

Long-term debt consists of the following:

March 31,	2014	2013
Mortgage payable to bank (a)	$7,500,000	$8,750,000
Mortgage payable to bank (b)	2,456,000	3,070,000

	9,956,000	11,820,000
Less current maturities	9,956,000	1,864,000

	$—	$9,956,000

(a)	The mortgage requires quarterly principal payments of $250,000, plus interest at three month LIBOR plus 2.75% through December 2014, at which time a balloon payment of $7,000,000 becomes due. The mortgage is collateralized by the Company’s Port Morris Terminal and the agreement provides for certain financial ratios to be maintained, all of which the Company was in compliance with at March 31, 2014.
(b)	The mortgage requires monthly payments of approximately $51,000 plus interest at one month LIBOR plus 4.50% interest through December 2014, at which time a balloon payment of $1,995,000 is due. The mortgage is secured by certain real property and by the assignment of the Company’s lease interest in the mortgaged property.

5. Accrued Expenses

Accrued expenses were as follows:

March 31,	2014	2013
Deposits and deferred service contracts	$1,418,000	$1,097,000
Income taxes	5,361,000	6,321,000
Payroll and other taxes	3,423,000	2,711,000
Compensation	2,139,000	2,583,000
Sales and other discount reserves	1,701,000	2,556,000
Professional fees	289,000	1,024,000
Bonus accrual	2,913,000	1,883,000
Charitable contributions	—	2,300,000
Derivative financial liabilities	57,000	1,107,000
Other	2,119,000	1,070,000

	$19,420,000	$22,652,000

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

6. Income Taxes

The components of tax expense consist of the following:

Years ended March 31,	2014	2013	2012
Current:
Federal	$4,551,000	$7,316,000	$(1,292,000)
State and local	1,773,000	3,218,000	(405,000)

	6,324,000	10,534,000	(1,697,000)

Deferred:
Federal	543,000	(1,080,000)	2,948,000
State and local	318,000	(635,000)	1,732,000

	861,000	(1,715,000)	4,680,000

	$7,185,000	$8,819,000	$2,983,000

A reconciliation of total income taxes computed by applying the 34% statutory federal income tax rate to income before income taxes for the years ended March 31, 2014, 2013 and 2012 is as follows:

Years ended March 31,	2014	2013	2012
Taxes at federal statutory rate	$5,148,000	$6,363,000	$2,050,000
State income taxes, net of federal tax benefit	1,380,000	1,704,000	876,000
Domestic activity production deduction	(125,000)	(313,000)	(211,000)
Non-deductible business expenses	153,000	156,000	159,000
Other non-deductible expenses	272,000	557,000	—
Other, including the effect of uncertain tax positions	357,000	352,000	109,000

	$7,185,000	$8,819,000	$2,983,000

Differences between the effective tax rate and the federal statutory rate are primarily attributable to non-deductible business expenses, other non-deductible expenses and state and local taxes on income.

Deferred income taxes reflect the tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets (liabilities) result from temporary differences and are as follows:

March 31,	2014	2013
Deferred tax assets - short term:
Provision for possible losses and certain accruals	$5,148,000	$6,317,000
Inventory capitalization adjustments	22,000	47,000

	$5,170,000	$6,364,000

Deferred tax assets (liabilities) - long term:
Reserves currently not deductible for tax purposes	$85,000	$84,000
Property, plant and equipment	(8,368,000)	(8,700,000)

	$(8,283,000)	$(8,616,000)

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

6. Income Taxes (continued)

The Company follows the provisions of ASC 740, Income Taxes, which contemplates a single model to address accounting for uncertain tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company evaluates uncertain tax positions, if any, by determining if it is more likely than not to be sustained upon examination by the taxing authorities. As of March 31, 2014 and March 31, 2013, the Company has determined that there are no material unrecognized tax benefits. Interest and penalties, if any, would be recorded in the income tax provision in the year paid. For federal and state purposes, the Company has been audited through December 31, 2012 and 2008, respectively.

7. Related Party Transactions

Related party transactions for the years ended March 31, 2014, 2013 and 2012 are as follows:

(a)	The Company has a 19% minority investment of $342,000 in an affiliated insurance company which is included in other assets. The Company accounts for this investment using the cost method. There are no further obligations or guarantees associated with this investment. The affiliated insurance company, through a reinsurance agreement with an unrelated third party insurer, effectively insures the Company for all losses up to a predetermined limit for workers’ compensation, automobile and general liability exposures. Third-party insurance covers losses in excess of the predetermined limits. Insurance expense incurred in connection with the affiliated insurance company during the years ended March 31, 2014, 2013 and 2012, amounted to approximately $1,699,000, $1,825,000 and $1,900,000, respectively.

(b)	Certain shareholders of the Company have loaned the Company funds under separate subordinated debt agreements. Balances at March 31, 2014 and 2013 were $7,000,000. The notes bear interest at 5.25% at March 31, 2014 and 4.25% at March 31, 2013, respectively, and are due in December 2014. The loans are subordinated to certain debt and notes payable to banks. Interest expense on these notes amounted to $368,000, $298,000 and $298,000 for the years ended March 31, 2014, 2013 and 2012, respectively

(c)	In December 2013, the Company entered into an agreement with certain shareholders, whereby the Company purchased their shares of preferred and common stock for $10,700,000 of which $1,700,000 plus transaction expenses was paid in December 2013. Additional payments of $4,500,000 without interest are due in January and June 2015. Expenses related to the transaction amounted to $159,000.

8. Benefit Plans

The Company has a qualified profit-sharing and savings plan that qualifies as a 401(k) plan under the Internal Revenue Code. The plans cover all eligible employees. Contributions to the profit-sharing plan, as determined by the Board of Directors, are discretionary but may not exceed 25% of annual compensation paid to each participant. Contributions to the savings plan require the Company to match half of participant contributions up to 4% of annual compensation paid to each participant. Contributions to the savings and profit sharing plans for the years ended March 31, 2014, 2013 and 2012 amounted to $680,000, $600,000 and $555,000, respectively.

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

8.	Benefit Plans (continued)

The Company participates in two multi-employer pension plans covering substantially all its unionized employees, as required under existing collective bargaining agreements. The Company is required to make future contributions at hourly rates, as specified in the collective bargaining agreements. The Company has no intention of taking any action that would result in any additional liability that might result from a withdrawal from the plans.

The following table reflects information with respect to these multi-employer plans as of the latest available valuation (December 31, 2013 in each case).

	32 BJ North Pension Fund	Local 553 Pension Fund
Plan information:
EIN/pension plan no.	13-1819138	13-6637826
Date of latest valuation	12/31/2013	12/31/2013
2013 zone status (a)	Red	Green
2012 zone status (a)	Red	Green
2013 funded status	78.6%	90.9%
2012 funded status	77.4%	92.0%
Rehabilitation plan	Implemented	N/A
Surcharge imposed	No	No
Company information:
Contributions year ended March 31, 2014	$242,000	$671,000
Contributions year ended March 31, 2013	$216,000	$634,000
Expiration date of collective bargaining agreement	1/31/2016	12/31/2016

(a)	Plans in the red zone are generally less than 65% funded; plans in the yellow zone are generally up to 80% funded and plans in the green zone are generally greater than 80% funded. The 32BJ North Pension Fund was classified as red because the Fund’s actuary is projecting a funding deficiency within ten years.

Company contributions to the 32 BJ North Pension Fund and Local 553 Pension Fund were approximately 2% and 10%, respectively, based on the Fund’s December 31, 2012 Form 5500 (the latest available plan filing).

Castle Oil Corporation and Subsidiaries

Notes to Consolidated Financial Statements

9.	Commitments and Contingencies

Commitments and contingencies for the year ended March 31, 2014 are as follows:

(a)	At March 31, 2014, future net minimum rental payments under operating leases for equipment and premises that have initial or remaining noncancelable terms in excess of one year are as follows:

Years ending March 31,
2015	$699,000
2016	699,000
2017	699,000
2018	699,000
2019	117,000

$2,913,000

Rent expense was $2,735,000, $2,610,000 and $2,893,000 for the years ended March 31, 2014, 2013 and 2012, respectively.

(b)	The Company is involved in various legal actions and claims arising in the ordinary course of its business. Management believes that all current litigations and claims will be resolved without any material effect on the Company’s financial position.

(c)	The Company has severance agreements whereby certain executives may be entitled to compensation if a triggering event occurs.

10. Subsequent Events

The Company evaluated all events or transactions that occurred after March 31, 2014 through June 17, 2014, the date the financial statements were available to be issued. During the period, the Company did not have any material recognizable or unrecognizable subsequent events.